EXHIBIT 99.1

Cadiz Inc. 550 South Hope Street Suite 2850 Los Angeles, CA 90071 T 213.271.1600 cadizinc.com

5/20/26

Dear Fellow Shareholders,

I became Executive Chairman and CEO of Cadiz Inc. almost five years ago. I’m very excited about where the Company is today and, going forward, my intention is to provide shareholders with a quarterly letter offering context and perspective on where we are and our progress toward positioning the Company for long-term success.

Part of the challenge in communicating with shareholders about our progress is the reality that Cadiz is a difficult business to explain in an industry that is hard to understand. Four years ago, one private equity investor described his view of the water sector to me this way: “Water is where money goes to die.” It took some effort to convince him otherwise, but I like a good challenge, and I’m happy to say he is an investor in Cadiz today.

I would describe the sector this way: water is a highly fragmented, utility-dominated, mostly government-operated, multi-trillion-dollar industry with laws, rules, and rituals so arcane that it sometimes resembles a secret society. While the rules and rituals are complex, the water industry itself is fairly simple if you recognize that there are really three core value chains: water supply, water technology, and water infrastructure.

Cadiz is an asset-rich company that is extremely well positioned across all three value chains. We have land and water rights, pipelines and rights of way, and what we believe is industry-leading water treatment technology. The value of these assets has changed dramatically over time. Twenty-five years ago, water was plentiful, droughts were occasional, and a 500-year flood happened every 500 years. At that time, Cadiz’s assets were valued at roughly $300 million, the amount California’s largest wholesale water agency was willing to pay for one million acre-feet of storage in our aquifer. Today, we believe our assets can generate cash flows in excess of $5 billion. As they say, timing is everything.

Our business plan is focused on developing these assets into long-term cash-flow-generating businesses through land leases, water and power purchase agreements, storage and pipeline infrastructure, and, through our acquisition of ATEC Water Systems, the sale and service of water treatment systems. The lynchpin to executing this business plan is establishing the project companies and related entities needed to finance, construct, and operate the Mojave Groundwater Bank and related infrastructure.

So where do we sit today? We are working through the late stages of diligence with equity investors related to the formation of the Mojave Water Infrastructure Co. LLC, the new entity that will own the pipeline infrastructure for the Mojave Groundwater Bank upon close of financing. The diligence process involves four main tracks: development, commercial, financial, and legal – each has mission-critical milestones. Development includes technical diligence related to design/engineering, construction and permitting. Commercial includes finalizing water exchange and interconnection agreements with and between our Northern Pipeline off-takers and water supply and storage agreements with potential Southern Pipeline off-takers. Financial includes finalizing terms and conditions for equity and debt financing, certain aspects of which depend upon achievement of the milestones discussed above. Legal includes finalizing the LLC agreement and related documents for the various entities that will finance, own, and operate the project companies.

The longest pole in the tent has been locking down construction costs to the degree of certainty required to achieve target returns for equity investors while maximizing upside for Cadiz as commercial and operational milestones are achieved.

Water is a relatively new asset class for many infrastructure funds, and one of our challenges has been helping investors become comfortable with the unique characteristics of large-scale water infrastructure projects. In addition to the typical development and construction risks associated with major infrastructure projects, water projects involve distinct political, regulatory, and hydrologic dynamics that create a more complex financing environment.

One of the ways we’re getting prospective LLC investors comfortable is by utilizing a Guaranteed Maximum Price, or GMP, contract structure. Under a GMP contract, the construction manager agrees to a cost cap and assumes responsibility for overruns above that amount. We engaged W. M. Lyles Co. as construction manager for the Northern Pipeline project and then began receiving actual bids from equipment vendors and subcontractors. That process confirmed that construction costs had increased a lot more than we had anticipated. In hindsight, this should not have been surprising - virtually every major water infrastructure project developed over the last decade has experienced significant cost escalation, particularly following COVID.  Many Cadiz investors have asked me how the increase in construction costs will impact the economics for LLC investors and Cadiz shareholders. The short answer is that we have some flexibility in the price we can charge for water supply and storage, and we can also increase the ratio of debt to equity through our public agency partnerships.

The reality is that large public infrastructure projects developed over many years (or decades) virtually always face major cost increases - costs which ultimately must be passed through to customers in the form of higher water rates. If the delivered cost of water exceeds what public agencies are able to pass through to their customers, projects fail to move forward. Frankly, this is the reason no major new water supply project has been built in California in the last 25 years. In case after case, we’ve seen this happen – project costs double, delivered water supply costs increase, public agencies either cancel the project, or the project sits on a shelf until the sponsoring water agencies can pass rate increases to pay for it without getting voted out of office.

We are in a different position with the Mojave Groundwater Bank for two important reasons: First, our infrastructure costs are significantly lower than other large new supply projects. As a result, even with an increase in construction costs disclosed last quarter, our project is less expensive than other water supply alternatives. The Cadiz aquifer is located at the bottom of a 2,000-square-mile closed watershed system where water naturally flows downhill by gravity directly through our wellfield. We don’t have to build massive concrete dams to capture or store water. And because we are utilizing existing rights-of-way and repurposing existing pipelines to transport water, we don’t have many of the extraordinary costs associated with constructing new reservoirs or building pipelines through densely populated or environmentally sensitive areas. In practical terms, it means we have some “headroom” to absorb the higher construction costs or increase the price of water and still maintain competitive pricing for off-takers. But that headroom has limits – there is a very real concern about the affordability of basic utilities. The “affordability crisis” in the water industry hit the front page of the Washington Post just a week ago.

Second, through our partnerships with public agencies, particularly Tribes, we have access to a range of low-cost public financing resources, including municipal debt, federal loan programs, and government grants. Our original base-case assumptions contemplated a capital structure consisting of approximately 50% private equity and 50% public financing resources, including debt and grants. Our revised base case, reflecting higher construction costs, assumes a structure consisting of approximately 30% equity and 70% public financing resources. So, some of the cost increases can also be absorbed through lower borrowing costs.

As an example, we were pleased to report that this past quarter we received an invitation from US Environmental Protection Agency to apply for up to $194 million under the Water Infrastructure Finance and Innovation Act (“WIFIA”) program for our Northern Pipeline project. With borrowing costs currently around 4.7%, WIFIA represents one of the most attractive federal financing programs available for large-scale water infrastructure projects. The invitation serves as sort of a “pre-qualification” process, and those funds are now reserved for our project while our application proceeds.

There are two other things that differentiate our project from other proposed new water supply projects that are worth noting: reliability and location.

Reliability is probably the most significant differentiator. Think of it this way: when it rains, water is free. During severe droughts desperate communities will pay almost anything for water supply if they can find it. There are news articles today about cities around the world facing what’s now called “Zero Day” – a day when their municipal water system fails and literally runs out of water. We’re talking about major cities in South Africa, Brazil, Mexico, India and Iran. It may be unthinkable that this could be possible here in the U.S. but that’s because most of the communities with failing water systems in the U.S. are small, rural and desert towns outside of major cities that rarely make the news.  There are communities in the U.S. – particularly in the desert Southwest – that run out of water during droughts.

What makes our project so valuable is the fact that the source of our water is water that is already in storage today – not subject to drought, evaporation or annual snowfall. The watershed system that naturally recharges the aquifer has been capturing and storing water for thousands of years. Many other large-scale water supply projects are exposed to hydrologic and operational uncertainty. The main source of water to fill most reservoirs is declining snowpacks in the west. With the Mojave Groundwater Bank, there’s an estimated 30+ million acre-feet of water already stored in the aquifer at Cadiz Ranch – more than enough to satisfy long-term supply contracts.

How that translates into commercial value for Cadiz is this: we can offer a range of water supply and storage products at different prices based on what communities need: long-term drought-proof supply, dry-year supply, emergency supply, storage capacity for surplus water during wet years, and storage that includes water that can be used to firm deliveries or be traded for less reliable stored in Lake Mead and other groundwater banks throughout the Colorado River Basin.

We are working with the Bureau of Reclamation under an MOU signed last year to evaluate how the Mojave Groundwater Bank and related water supplies could assist the agency in managing long-term shortages in the Colorado River system. Those discussions include evaluating mechanisms through which Reclamation could support development of new water supplies including facilitating exchanges of water supplies between agencies in Arizona and California, or a potential direct federal investment or other type of participation in storage.

Which brings us to the second differentiator: location. Our strongest commercial tailwind continues to be the unrelenting, unfortunate drought conditions across the Colorado River Basin, which has made our portfolio of water assets more valuable today than at any point in the Company’s history. Unlike 25 years ago, when water supply reliability was rarely viewed as a major concern, today the lack of reliable and affordable long-term water supplies represents an existential threat to many communities, particularly in Lower Colorado River Basin states like Arizona.

Arizona is evaluating extraordinarily expensive alternatives - including desalination projects located hundreds of miles away in an effort to secure new long-term water supplies. At the same time, Southern California water agencies are facing tens of billions of dollars in costs to upgrade the State Water Project conveyance system and reservoir projects in Northern California just to improve reliability of existing supplies. Cadiz sits in a strategically valuable location between Southern California, Arizona and Nevada communities. We believe that combination of location, reliability, and comparatively low infrastructure costs makes the Mojave Groundwater Bank one of the most valuable, attractive and affordable water projects in the Southwest.

On the permitting front, the Bureau of Land Management is nearing completion of the environmental review process required to convert the Northern Pipeline right-of-way from natural gas to water conveyance. While the process has taken longer than we originally hoped, we appreciate BLM’s thorough and by-the-book approach, which we believe materially strengthens the defensibility of the permit against potential appeals or litigation. BLM staff expects to complete interagency and tribal consultation over the next several weeks, after which the agency is expected to issue the right-of-way grant for conversion of the NPL from gas to water. The federal government is expected to vigorously defend issuance of the permit against any appeals or litigation, if filed, and we do not expect delays in construction if any challenges to the BLM permit are filed.

The California State Lands Commission is also processing our application to transfer an existing lease covering a small parcel along the Northern Pipeline route. As part of the lease transfer application, the SLC review process will include confirmation that the project will not result in adverse environmental impacts under applicable state law. As required by law, the SLC’s review will be based on a very robust record, including the 2016 Court of Appeal decision upholding certification of the Final Environmental Impact Report (FEIR) and subsequent CEQA addendums, as well as a voluminous published record confirming no adverse impacts to natural resources as required under Section 1815 of the California Water Code. To date, the process has been moving forward professionally and efficiently, and we have not encountered any material or unexpected obstacles.

Separate and apart from the federal permit work underway with the BLM, we also expect to enter into a funding agreement with the U.S. Bureau of Reclamation to support Reclamation’s evaluation under the MOU we entered last fall of how our water supply and groundwater banking assets could assist in managing shortages within the Colorado River system. There is broad recognition that development of new water supplies will be an essential part of any long-term solution to the crisis unfolding in the Colorado River Basin. We expect this funding agreement to be executed in the near future.

ATEC Water Systems

Those of you who have heard me speak know that I am excited about our expansion into water treatment through the acquisition of ATEC Water Systems. Over the past three years, the excellent team we have running ATEC has transformed the company from a small, founder-led niche manufacturer of water filters into a scaled and professionally managed water treatment platform with an expanding national presence. Since acquiring the business in 2023, we’ve doubled our manufacturing capacity, tripled our pipeline, and increased our product line fourfold. These efforts enabled record production and revenues in 2025, including the successful delivery of two of the largest iron and manganese groundwater treatment plants in the United States.

The successful execution of these “megaprojects” demonstrated ATEC’s ability to deliver complex, large-scale systems, but the more important story is the accelerating underlying demand for ATEC’s core product - groundwater compliance solutions. Baseline orders - representing diversified, repeatable demand across multiple utilities and applications - grew 37% in 2024 and accelerated to 74% growth in 2025, reflecting increased adoption of ATEC’s platform by consulting engineers, utilities, and investor-owned water systems. We expect robust growth in baseline orders to continue in 2026 and beyond.

While quarterly revenues and margins will continue to fluctuate during these early growth years, which is largely the result of project timing and the episodic nature of large municipal projects, ATEC is building a resilient mix of recurring and repeatable business that we believe will support sustained long-term revenue growth.

We are very bullish on the growth potential of the ATEC business and expect to be able to present reportable metrics to investors in the coming quarters.

Cadiz Ranch

There is significant untapped value in Cadiz’s 45,000 acres of land holdings. In addition to our existing currently permitted water supply and storage projects and agricultural operations, we see opportunities to unlock additional shareholder value through land leases, expanding the use of our rights-of-way, energy production, and future water supply projects involving stormwater capture, groundwater treatment and development of adjacent Cadiz properties.

Hydrogen development at Cadiz Ranch is a good example of how the strategic value of our asset base has evolved over time. What began decades ago as an agricultural business developing a water project intended to serve a single water agency has evolved into a strategically located infrastructure platform positioned at the intersection of water, energy, and rapidly growing demand for both across the Southwest.

With direct access to land, water, gas transmission, and major rail and pipeline corridors, Cadiz Ranch is uniquely positioned to support large-scale hydrogen, solar, and industrial development, including potential data center projects. These resources are increasingly valuable in infrastructure-poor regions of Southern California and the Lower Colorado River Basin, where demand for reliable and affordable water, power generation, and energy transmission infrastructure continues to grow.

As previously disclosed, Cadiz entered into two MOUs related to hydrogen production and energy development at Cadiz Ranch, including one with RIC Energy. RIC is currently advancing environmental permitting with San Bernardino County and expects to maintain a construction schedule that would qualify the project for valuable federal green hydrogen tax credits extended under last summer’s federal tax legislation. Upon completion, the RIC facility is expected to become the largest hydrogen production facility in California.

We are working closely with RIC to support the permitting process and, more importantly, evaluating opportunities to integrate water and power infrastructure in ways that could reduce capital requirements and long-term operating costs for our wellfield operations while potentially creating additional cash flow streams from energy production and energy services at Cadiz Ranch. I look forward to discussing these opportunities further as they develop.

Looking Ahead

Our near-term focus remains the formation of the project companies and financing structures required to construct and operate the Mojave Groundwater Bank - with the Northern Pipeline coming online first. While we remain limited in what we can disclose publicly about the process and timing of execution of definitive agreements, we will continue providing updates. In the meantime, our primary equity partner, Lytton Rancheria of California, provided the Company with financial resources to support project development and working capital while permitting and financing activities continue. We remain confident that we can begin conversion of the Northern Pipeline this year and that the project (Northern and Southern Pipelines with storage) can be fully operational in the next 24-36 months.

I first became an investor in Cadiz in 1999. In fact, Cadiz was my very first investment in the stock market. It wasn’t much money, but it was a big deal to me. I was working in the Governor’s office at the time as Cabinet Secretary - the Governor’s “problem solver” across state agencies. Without question, water and energy were the two biggest problems I had to deal with.

When I first learned about the Cadiz project, I thought it was one of the smartest water projects I’d ever seen, and I was certain that one day it would become one of the most important infrastructure projects built in California. Of course, I was young and idealistic and hadn’t yet learned that it takes 25 years to build anything in California.

I’m not as young but I’m still idealistic, and in some ways, I’m grateful it has taken this long, because the value I see in Cadiz today is so much greater than what I envisioned 25 years ago, as is the need for the solutions we are bringing to these urgent problems.  As they say: right place, right time.

It is a privilege to have the opportunity to help turn this vision into reality. I take that responsibility personally — as both CEO and as a shareholder.

Thank you for sharing this journey with us. We intend to make it a prosperous one.

Onward,

Susan

Susan Kennedy

CEO & Chairman of the Board

Cautionary Note About Forward-Looking Statements

This investor briefing contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "expect," "plan," "intend," "projected," "believe," "anticipated," "target," "will," "may," "could," "should," "would," and variations of such words and similar expressions.

These forward-looking statements include, without limitation, statements regarding the Company's expectations concerning the timing, structure, and closing of project financing; the ability to secure commitments from investors and enter into definitive agreements, including the LLC agreement; expectations regarding the achievement of project development milestones, including the timing of construction and commencement of operations for the Northern Pipeline and Southern Pipeline projects; the potential favorable impact of regulatory, permitting, and political developments; the lack of anticipated material litigation; the Company's expectations regarding tax credits and tax legislation; the expected expansion of ATEC operations and commercialization of new technologies; future hydrogen production and energy development opportunities at Cadiz Ranch; and the overall pace and success of the Company's project development and financing activities.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, there can be no assurance that such expectations will prove to be correct. Actual outcomes and results may differ materially due to a variety of factors, including, without limitation: the ability to negotiate and execute definitive agreements with project investors and partners; delays in construction schedules; delays or setbacks in obtaining required permits and regulatory approvals; changes in applicable laws, regulations, or federal and state policies; the availability and terms of project financing; increases in project costs or adverse shifts in market conditions, including those related to tariffs, inflation, or supply chain disruptions; the ability to further scale ATEC's growth and commercialize its new technologies; and broader political, environmental, or economic developments that may affect the Company's operations, assets, or financing strategy. Additional information regarding factors that may affect the Company's forward-looking statements can be found in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any subsequent filings under the Securities Act and Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.